UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 7 , 2008
Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 10, 2008, Socket Mobile, Inc. (the "Company") received a letter dated November 7, 2008 from the Listing Qualifications Department of The Nasdaq Stock Market (the "Staff") indicating that the Company regained compliance with the $1.00 minimum bid price requirement, as required by Marketplace Rule 4310(c)(4), for continued listing on the Nasdaq Capital Market Exchange.

Previously, on December 10, 2007, the Company received a deficiency letter from the Staff indicating that the Company had failed to comply with the minimum bid price requirement of the Nasdaq Global Market Exchange of $1.00 over the previous 30 consecutive business days as required by Marketplace Rule 4450(a)(5).

Following the transfer of the Company's listing to the Nasdaq Capital Market Exchange in June of 2008 and a one for ten reverse stock split which became effective prior to the market opening on October 24, 2008, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least ten consecutive business days, which brings the Company back into compliance with the minimum bid price requirement of Marketplace Rule 4310(c)(4). Accordingly, the Staff has informed the Company that it has regained compliance with Marketplace Rule 4310(c)(4).

The full text of the Company's press release concerning its compliance with the minimum bid price requirement of Marketplace Rule 4310(c)(4) is furnished with this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: November 11, 2008	By: /s/	David W. Dunlap

David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 11, 2008